SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   November 14, 2008

EP GLOBAL COMMUNICATIONS, INC.

 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-30797	14-1818396
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

c/o Exceptional Parent Magazine

416 Main Street, Johnstown, PA 15901

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(814) 361-3860

(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 14, 2008, EP Global Communications, Inc., a Delaware corporation (“we” or the “Company), entered into an Recapitalization Agreement attached hereto as Exhibit 10.1 (the “Recapitalization Agreement”) with accredited investors (the “Investors”) that amended and restated the terms of the Secured Convertible Debentures and related transaction documents dated September 23, 2005 (the “Old Notes”). The Old Notes, with a maturity date of September 23, 2008, are disclosed in more detail in our current report Form 8-K filed on September 28, 2005.

The new notes will be due on November 14, 2011 with an interest rate of 6% per annum on the unpaid principal balance.  Further, the discount on the new notes is 12% and 20%, from 40% and 60% respectively.

The foregoing description of the Recapitalization Agreement contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the complete text of the Recapitalization Agreement attached hereto as Exhibit 10.1.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided in response to Item 1.01 of this current report on Form 8-K is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not Applicable

(b) Pro Forma Financial Information.

Not Applicable

(d) Exhibits.

Number	Description

10.1	Recapitalization Agreement between the Company and accredited investors, dated November 14, 2008

99.1

       Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EP GLOBAL COMMUNICATIONS, INC.

Date: January 13, 2009	By:	/s/ Joseph M. Valenzano, Jr.
Joseph M. Valenzano, Jr.
Chief Executive Officer